                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           EXPRESSIONS GRAPHICS, INC.

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

FIRST:  The name of the corporation is Expressions Graphics, Inc.

SECOND: The Articles of Incorporation of the corporation were filed by the Secretary of State on the 13th day of January, 2000.

THIRD: The names and addresses of the original incorporators are as follows:

                Name                            Address
                ----                            -------
          Nevada Corporate                   P.O. Box 27740
          Headquarters, Inc.                 Las Vegas, NV 89126

FOURTH: The board of directors of the corporation by unanimous written consent dated the 10th day of May, 2002, adopted a resolution to amend the original Articles as follows:

Articles I and IV are hereby amended to read as follows:

                                    ARTICLE 1
                                      NAME

         The name of the corporation is Continental Southern Resources, Inc.

                                   ARTICLE IV
                                 SHARES OF STOCK

         Section 4.01. Number and Class. The total number of shares of authorized capital stock of the corporation that the corporation shall have the authority to issue is One Hundred Sixty Million (160,000,000), of which One Hundred Fifty Million (150,000,000) shares having a par value of $0.001 per share shall be designated as Common Stock and Ten Million (10,000,000) shares having a par value of $0.001 per share shall be designated as Preferred Stock.

         Common Stock

         The shares of Common Stock shall be alike and equal in all respects and shall have one vote for each share. After any requirements with respect to preferential dividends, if any, on the Preferred Stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of Common Stock. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to number of shares of Common Stock held by them respectively.

         Preferred Stock

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine pursuant to a resolution or resolutions providing for such issuance duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors) and such resolution or resolutions shall also set forth, with respect to each such series of Preferred Stock, the following:

         (1) The distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

         (2) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

         (3) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

         (4) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

         (5) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (6) Whether the shares of that series shall be convertible into or exchangeable for shares of capital stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange including the rate of conversion or exchange, the date upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event upon or after which they shall be convertible or exchangeable at whose option they shall be convertible or exchangeable, and the method of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

         (7) Whether the shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;
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         (8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

         (9) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualification, limitation or restriction of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Amended and Restated Articles of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Nevada.

         Section 4.02. No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

         Section 4.03. Non-Assessability of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

         FIFTH: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,505,500; the above change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

SIXTH: The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows:

                            ARTICLES OF INCORPORATION
                                       OF
                      CONTINENTAL SOUTHERN RESOURCES, INC.
                              a Nevada corporation

         We, the undersigned, being the President and Secretary herein named, for the purpose of amending and restating the Articles of Incorporation of Expressions Graphics, Inc. under the General Corporation Laws of the State of Nevada, do make and file these Amended and Restated Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

                                    ARTICLE I
                                      NAME

         The name of the corporation is Continental Southern Resources, Inc.

                                   ARTICLE II
                       RESIDENT AGENT & REGISTERED OFFICE

         Section 2.01. Resident Agent. The name and address of the Resident Agent for service of process is Nevada Corporate Headquarters, Inc., 5300 West Sahara, Suite 101, Las Vegas, Nevada 89146. Mailing Address: P.O. Box 27740, Las Vegas, NV 89126.

         Section 2.02. Registered Office. The address of its Registered Office is 5300 West Sahara, Suite 101, Las Vegas, Nevada 89146.

         Section 2.03. Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                                   ARTICLE III
                                     PURPOSE

         The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV
                                 SHARES OF STOCK

         Section 4.01. Number and Class. The total number of shares of authorized capital stock of the corporation that the corporation shall have the authority to issue is One Hundred Sixty Million (160,000,000), of which One Hundred Fifty Million (150,000,000) shares having a par value of $0.001 per share shall be designated as Common Stock and Ten Million (10,000,000) shares having a par value of $0.001 per share shall be designated as Preferred Stock.

         Common Stock

         The shares of Common Stock shall be alike and equal in all respects and shall have one vote for each share. After any requirements with respect to preferential dividends, if any, on the Preferred Stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of Common Stock. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to number of shares of Common Stock held by them respectively.

         Preferred Stock

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine pursuant to a resolution or resolutions providing for such issuance duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors) and such resolution or resolutions shall also set forth, with respect to each such series of Preferred Stock, the following:

         (1) The distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

         (2) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

         (3) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

         (4) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

         (5) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (6) Whether the shares of that series shall be convertible into or exchangeable for shares of capital stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange including the rate of conversion or exchange, the date upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event upon or after which they shall be convertible or exchangeable at whose option they shall be convertible or exchangeable, and the method of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

         (7) Whether the shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

         (8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

         (9) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualification, limitation or restriction of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Amended and Restated Articles of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Nevada.

         Section 4.02. No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

         Section 4.03. Non-Assessability of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                    ARTICLE V
                                    DIRECTORS

         Section 5.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as directors.

         Section 5.02. Change in Number of Directors. The number of directors may be increased or decreased by a duly adopted amendment to the Bylaws of the corporation.

                                   ARTICLE VI
                               PERIOD OF DURATION

         The corporation is to have a perpetual existence.

                                   ARTICLE VII
                       DIRECTORS' AND OFFICERS' LIABILITY

         A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                                  ARTICLE VIII
                                    INDEMNITY

         Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suite or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

         Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE IX
                                   AMENDMENTS

         Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

                                    ARTICLE X
                               POWERS OF DIRECTORS

         In furtherance and not in limitation of the powers conferred by state the Board of Directors is expressly authorized:

         (1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;

         (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

         (3) To authorize the guaranty by the corporation of securities, evidences if indebtedness and obligations of other persons, corporations and business entities;

         (4) To set apart out of any of the funds of the corporation available for distributions a reserve or reserves for any proper purchase and to abolish any such reserve;

         (5) By resolution, to designate one or more committees, each committee to consist of at least one director of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

         (6) To authorize the corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, except and to the extent that any such statute shall require action by the stockholders of the corporation with regard to the exercising of any such power or the doing of any such act or thing.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, except as otherwise provided herein and by law.

Stephen P. Harrington is the president of Expressions Graphics, Inc. and that Gerald T. Harrington is the secretary of the corporation; that they have been authorized to execute the foregoing certificate by resolution of the board of directors, adopted by Unanimous Written Consent dated the 10th day of May, 2002 and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

Date: May 31, 2002.

                                                 Expressions Graphics, Inc.


                                            By:  /s/ Stephen P. Harrington
                                                 -------------------------
                                                 Name:  Stephen P. Harrington
                                                 Title: President

                                            By:  /s/ Gerald T. Harrington
                                                 ------------------------------
                                                 Name:  Gerald T. Harrington
                                                 Title: Secretary